EXHIBIT 4.34

                       THE EASTERN CARIBBEAN SUPREME COURT
                          IN THE HIGH COURT OF JUSTICE
                               ANTIGUA AND BARBUDA

CLAIM NO. ANUHCV 2003/0193

BETWEEN:

                     SINSATIONAL INTERTAINMENT INCORPORATED

                                                                        Claimant

                                       AND

                                WORLD GAMING PLC
                          SOFTEC SYSTEMS CARIBBEAN INC.

                                                                      Defendants

                           - and in the matter of an -

                   ARBITRATION UNDER THE RULES OF ARBITRATION
                    OF THE INTERNATIONAL CHAMBER OF COMMERCE

BETWEEN:

                     SINSATIONAL INTERTAINMENT INCORPORATED

                                                                        CLAIMANT

                                       AND

                                WORLD GAMING PLC
                       STARNET SYSTEMS INTERNATIONAL INC.
                    (FORMERLY SOFTEC SYSTEMS CARIBBEAN INC.)

                                                                     RESPONDENTS

                              SETTLEMENT AGREEMENT
                           Effective October 31, 2003

         The undersigned parties hereby enter into this settlement agreement pursuant to the terms set out below (the "Settlement Agreement"):

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WHEREAS Sinsational Intertainment Incorporated ("Sinsational") and Softec
Systems Caribbean Inc. (succeeded by Starnet Systems International Inc., hereinafter "Starnet") entered into a software license agreement (the "Agreement") on March 4, 1999;

AND WHEREAS World Gaming PLC ("World Gaming"), Starnet's parent corporation, provided notice of termination of the Agreement, effective April 14, 2003;

AND WHEREAS Sinsational commenced proceeding no. ANUHCV 2003/0193 in the High Court of Justice of Antigua and Barbuda (the "Court Proceedings") on April 14, 2003;

AND WHEREAS the Court Proceedings were stayed, pending arbitration, by the High Court of Justice of Antigua and Barbuda on June 27, 2003;

AND WHEREAS arbitration proceedings were initiated in the International Chamber of Commerce - International Court of Arbitration (the "Arbitration");

NOW THEREFORE in consideration of the covenants, agreements and releases set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

THE PARTIES HEREBY AGREE as follows and THAT this Settlement Agreement constitutes the full and final resolution of any and all claims or potential claims of any party against any other party, on the following terms:

     1. Other than as expressly stated in the Settlement Agreement, neither this Settlement Agreement nor any step taken to carry out the Settlement Agreement, nor any document relating to it may be construed as or may be used as an admission by or against any party, of the truth of any allegations of liability by any party or as a waiver of any applicable legal right or benefit other than as expressly stated in the Settlement Agreement.

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     2.   The parties shall, forthwith after completion of the matters described in paragraphs 3 to 7 below, take out an order or similar document in the Court Proceedings and in the Arbitration, either dismissing or discontinuing all claims or counterclaims, as the case may be, on consent and on a without-costs basis. Each party shall provide a copy of any such court or arbitral order, once issued, to all other parties to this Settlement Agreement.

     3. The parties shall execute a full and final mutual release of each other in respect of all claims arising out of the Agreement, its manner of performance or its termination, in the form annexed hereto as Schedule "A".

     4. Sinsational shall seek to obtain any refund available to it in respect of the arbitration fee paid to the International Chamber of Commerce - International Court of Arbitration.

     5. If the arbitration fee paid, net of the refund to Sinsational referred to in paragraph 4 above, is equal to or less than five thousand U.S. dollars (US$5,000.00), Sinsational shall bear the arbitration fee in its entirety.

     6. If the arbitration fee paid, net of the refund to Sinsational referred to in paragraph 4 above, exceeds five thousand U.S. dollars (US$5,000.00), World Gaming shall reimburse to Sinsational 50 per cent of the total amount of the arbitration fee net of the refund obtained by Sinsational.

     7. World Gaming and Starnet shall forthwith deliver to Sinsational, in a form and format to be agreed upon ahead of time by the parties acting reasonably, all data and documents, whether in electronic, paper or any other format, in their possession or control:

          a) that contain information on or concerning, or any listing of, Sinsational's customers, including (without limitation) names, addresses, credit cards or accounts;

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          b)   thatcontain information or data related to customer transactions, including (but not limited to) withdrawals, deposits, bonuses, gaming transactions and records, accounting records and any other records dealing with the movement of monies from or to customers;

          c)   that originated from or belong to Sinsational;

          d) that contain information derived from the data and documents described in a), b) or c) above,

          (collectively the "Business Information"). With respect to such Business Information, World Gaming and Starnet hereby undertake, as a condition of the Settlement Agreement, that they will delete all, and will keep no copies of, such Business Information from or in their records and will cooperate with Sinsational to afford Sinsational a reasonable opportunity of inspection of their computer and other systems to ensure that such deletion has been accomplished. World Gaming and Starnet further agree to forthwith inform Sinsational of the existence and location of any copies of some or all of the Business Information that originated with them but are in the hands of other parties and to make their best efforts to retrieve such information at the earliest reasonable opportunity.

     This Settlement Agreement, together with the recitals and the full and final release to be executed by the parties, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior understandings, representations, negotiations, discussions and agreements, whether oral or written, which may have occurred prior hereto. There are no other warranties or representations among the parties in connection with the subject matter of the Settlement Agreement, except as specifically set forth herein, and none have been relied upon by the parties in entering into this Settlement Agreement.

9. Sinsational, World Gaming and Starnet agree that the terms and conditions of this Settlement Agreement shall be held strictly confidential by them and shall not be disclosed to any person or entity whatsoever except to professional advisors or as otherwise required by any applicable laws.

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10.  The recitals to this Settlement Agreement form part of this Settlement
     Agreement.

11. This Settlement Agreement may be executed in counterparts, and delivered by facsimile transmission if followed by a mailed original version. It is agreed that any signature on a faxed version of this Settlement Agreement shall have the full force and effect as if such signature were in original form.

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Dated at ____________________ this ______ day of October, 2003.


________________________                ________________________________________
         Witness                                      Ron Tarter
                                      for Sinsational Intertainment Incorporated
                                       I have authority to bind the corporation.




Dated at ____________________ this ______ day of October, 2003.


________________________                ________________________________________
         Witness                                 Anthony Daniel Moran
                                                 for World Gaming PLC
                                       I have authority to bind the corporation.




Dated at ____________________ this ______ day of October, 2003.


________________________                ________________________________________
         Witness                                 Anthony Daniel Moran
                                        for Starnet Systems International Inc.
                                       (formerly Softec Systems Caribbean Inc.)
                                       I have authority to bind the corporation.

/cm